Exhibit 99.1

UDR®

Investor
Presentation

September 2026



Table of Contents

A Disciplined Approach to **Long-Term Value Creation**

Best-in-Class Operating Platform

Operational excellence is underpinned by an innovative culture, resulting in consistent revenue growth outperformance, margin advantage, industry leading resident retention, and outsized other income growth.

High-Quality Portfolio

Bottom-up portfolio construction approach at asset-level yields market and price point differentiation across desirable coastal and sunbelt markets, mitigates concentration risk, and provides for more consistent growth through full cycle.

Data-Driven Capital Allocation

The capital allocation process starts with a perspective on risk-adjusted returns on sources and uses. From there, a data-driven and collaborative process is utilized to pursue opportunities.

Proven Long-Term Shareholder Returns

Durable earnings and cash flow growth and an investment grade balance sheet with an established track record of attractive total shareholder returns.

Diverse Access to Capital

Maximizing public equity market exposure via retail investor push encompassing shift to monthly dividend. Strategic private capital partnerships reduce reliance on public equity markets and allow UDR to take advantage of compelling investment opportunities.

Favorable Apartment Tailwinds

Structural housing shortages, renter affordability trends, and a demographic shift towards the apartment lifestyle support durable demand.

UDR At A Glance: Balanced Exposure **Maximizes Opportunity Set**

High-Quality Portfolio

UDR's objective is to own a portfolio of assets with the highest potential growth and apply an asset-level operational strategy to maximize the performance of each. A broad footprint across markets, submarkets, and asset quality allows for enhanced investment optionality and a level of stability across market cycles.

45% / 55%
Luxury / Market Rate (A / B Quality)[1]

68% / 32%
Suburban / Urban

~$20 Billion[(1)]
Enterprise Value

~60,000
Apartment homes

50+ Year
Track record of superior, dependable shareholder returns



Northeast / Mid-Atlantic
40% of Net Operating Income
West Coast
35% of Net Operating Income
Sunbelt
25% of Net Operating Income

[(1)] Metrics are as of June 30, 2026, unless otherwise noted. Quality and location values are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.

Guiding Principles of **Value Creation**

Operational Excellence

- History of same-store growth outperformance via sector-leading, data-driven operations.
- Deployed initiatives that have resulted in industry-leading resident retention and outsized other income growth, including innovation-driven services and amenities valued by residents.

Capital Allocation

- Data-driven approach to execute investment and divestment decisions that are based on proprietary analytics, views on operating upside, and future expected CapEx needs.
- A perspective on risk-adjusted returns across sources and uses of capital, as depicted in heatmaps, guides investment strategy. Then, a data-driven process underpinned by proprietary tool Orion steers capital to the best investment opportunities in an effort to improve long-term cash flow growth.

Access to Capital

- Target strategic partnerships with leading private capital institutions to diversify UDR's funding sources and reduce reliance on the public equity markets.
- The first residential REIT to offer a monthly dividend, exemplifying UDR's commitment to reach a broader audience of investors.

Operations	Capital Allocation	Access to Capital
Enhance performance, innovation & efficiency	Data-driven & disciplined	Diverse & complementary

Premier Operating Model With Compounding Impacts

UDR's platform has evolved over the last decade, leveraging operational excellence and the robust data set built over a 50+ year history.

Operating Efficiency

Phase 1 – Initiated 2018; Complete

A pioneer of the self-service model and centralized platform within the apartment industry, which enhanced property management efficiencies.

Result: $30M higher NOI

43 apartment homes managed per associate; 20% more efficient than peer average

Customer Experience

Phase 2 – Initiated 2023; Maturing

Utilize over 1 million daily data elements to understand resident satisfaction and orchestrate actions that improve the resident experience, increase retention, support renewal rates, and reduce expenses.

Result: $35M higher NOI

920 bps improvement in resident retention; Nearly 500bps better than peer average

Resident Economics

Phase 3 – Initiated 2026

Applying data-driven analytics to improve the income quality of the portfolio, reduce vacant days following turnover, and drive incremental value from acquisitions.

Targeted Result: Margin Expansion and More Durable Cash Flow

UDR's innovative data collection and usage along with its robust operating history support each step in the operating model, which compound on one another to drive outsized growth.

Centralization Drives **Operating Efficiencies**

A Centralization Pioneer

- Since introducing a centralized operating model in 2018 and leveraging machine learning and AI tools, UDR has increased apartment homes managed per associate from 34 to 43.
- At current levels, UDR manages 20% more apartment homes per associate than the peer average.

20% more apartment homes managed per associate versus the peer average



UDR
Peer Average
25% improvement since 2018
Apartment Homes Managed per Associate
50
45
40
35
30
25
20
34
33
43
36
2018
2025

Source: Company and peer documents. Apartment home count includes wholly owned properties and those which are managed within joint ventures.

Operating Efficiencies Drive **Margin Advantage**

Higher NOI Margins

- UDR's operating margin is consistently higher than the peer average across the majority of the 13 markets shared by peers. This equates to approximately 75% of UDR's NOI outperforming the comparable market-level peer average margin over time.
- In the markets where UDR outperforms, its margin is approximately 270 basis points higher than the peer average.[1]

Pound-For-Pound Outperformance

- UDR's controllable operating margin is approximately 150 basis points above the peer group average and what UDR's relative rent level would suggest.

Controllable Operating Margin vs. Average Monthly Rent [2]



UDR
Peer
84%
83%
82%
81%
80%
79%
78%
77%
76%
TTM Controllable Operating Margin
>150bps margin advantage equates to approximately $20M or 1.8% higher annualized NOI
UDR
Peer Avg.
$1,700
$2,200
$2,700
$3,200
Average Monthly Rent Per Apartment Home

[1] Based on full-year 2025 results.
[2] Average monthly rent is defined as revenue per occupied home. Data based on trailing-twelve-month results as of 2Q 2026.
Source: Company and peer documents.

Enhanced Customer Experience
Drives Higher Cash Flow Growth

Industry-Leading Improvement

- Utilize more than 1 million daily data elements that generate insights on UDR residents. This has guided more than 40,000 unique high-value touchpoints YTD in 2026 that improve resident satisfaction.
- Since the launch of UDR's enhanced Customer Experience in 2023, resident retention has increased by 920 basis points to a peer-leading 62.7% in 2Q 2026. Additionally, average resident tenure has increased by 15% to 2.3 years, reflecting the value and quality UDR delivers.
- Higher retention leads to fewer vacant days, lower turn costs, more stable revenue, and better margins.

Cash Flow

$3.5M

Added cash flow per 100 bps of TTM resident retention (~35 bps NOI growth)

$30M+

Annual cash flow from the 920 bps retention improvement versus pre-COVID levels.

Resident retention[1] has improved more than 2x the peer average since 2023.



UDR
Peer Average
Change in TTM Resident Retention
10%
8%
6%
4%
2%
0%
-2%
2023
2024
2025
2026

[1] Resident Retention is defined as 1 minus resident turnover.
Source: Company and peer documents.

Operating Edge Drives
Same-Store Growth Outperformance

Higher Revenue Growth
Industry-leading occupancy, innovative ancillary income offerings, and data-driven insights influence operating tactics.

+

Better Expense Controls
Centralization enhances efficiencies and industry-leading resident retention reduces frictional leasing costs.

=

Superior NOI Growth
Sustainable operating margin advantage and outsized same-store growth, exceeding peers by 60bps since 2023.


Same-Store Growth Since 2023
UDR
Peer Average
4%
3%
2%
3.3%
3.0%
3.7%
3.9%
3.2%
2.6%
Same-Store Revenue
Same-Store Expenses
Same-Store NOI

Source: Company and peer documents.

2026 Same-Store Growth

FY 2026 Guidance		1H 2026 Results	Recent Update
Same-Store Revenue Growth	Low: 0.75% / Mid: 1.375% / High: 2.0%	**1.3%**: Driven by peer-leading sequential growth	**Consistent with Guidance**: Coastal markets driving the highest absolute growth with evidence of momentum in Sunbelt markets
Blended Lease Rate Growth	92.5 bps	**1.9%**: High end of +1.5% to +2.0% guidance **Resident Retention**: 200bps Y/Y improvement	**2H26 Guidance**: +1.5% to +2.0% blended lease rate growth **Cadence of Lease Rate Growth**: Similar to seasonal norms **Resident Retention**: Continued year-over-year improvement
Innovation and Other Income	45 bps	**Other Income**: Mid-single-digit year-over-year growth	**Other Income**: Mid-single-digit year-over-year growth
Occupancy and Bad Debt	0 bps	**Occupancy**: 96.6%, in-line with plan **Bad Debt:** Near pre-COVID norms at 60 to 70bps	**Occupancy**: Mid-96% range, in-line with plan **Bad Debt**: Stable-to-improving versus 1H results
Same-Store Expense Growth	Low: 2.75% / Mid: 3.25% / High: 3.75%	**3.5%**: Elevated due to one-time weather-related events	**Consistent with Guidance**: Increased resident retention and constrained real estate tax growth are driving improvement versus 1H results

[1] As reported on July 27, 2026.
Source: Company documents.

Capital Allocation Value Creation Drivers

Orion Investment Analytics

Refined approach using UDR's proprietary data enterprise to evaluate variables that drive relative rent and cash flow growth over time at the micro location, asset, and market levels.

+

Operations Upside

After identifying opportunities for investment and divestment, UDR's Operations team evaluates the potential for margin and cash flow growth expansion from integrating assets onto UDR's proven platform.

+

CapEx Profile

Thorough analysis of near-term capital expenditure needs and long-term NOI enhancing opportunities to enhance cash flow growth.

=

Targeted Capital Allocation

Nearly 30,000 apartment communities, or roughly 7 million institutional quality apartment homes across 35 markets are continually evaluated to prioritize capital allocation opportunities that maximize value creation and shareholder returns.



Proficient Stewards of Capital with Various **Value Creation Drivers**

Sources of Capital



Not Attractive
Cost
Attractive
Yes
Source in Size
No
Dispositions
Common Equity
JV Capital
Unsecured Debt
Secured Debt
Commercial Paper / LOC

Uses of Capital



Low
Risk-Adjusted Return
High
Large
Investment Opportunity
Small
Acquisitions
JV Acquisitions
Development
Share Repurchases
Redevelopment
NOI-Enhancing Cap Ex
Operating Platform

Current Strategy: Sell assets to fund growth and repurchase shares when equity trades at a material discount to NAV; UDR has executed on this playbook consistently over the last 20 years.

2026 Dispositions Guidance: Up to $750 million of asset sales. Year-to-date disposition activity totals $560.5 million, which is the highest level in 18 years, with an additional $95.5 million under contract and further assets being marketed for sale. Dispositions evaluated based on forward rent growth profile, capital expenditures, and operational upside.

Current Priorities: (1) NOI-enhancing CapEx and redevelopment, (2) share repurchases, and (3) wholly owned and joint venture acquisitions and developments offering outsized growth potential.

2026 Acquisitions Guidance: $130 to $300 million.

2026 Share Repurchases: $300 million completed through July.

Accelerating Capital Recycling with **Orion**

Orion, UDR's proprietary analytics platform, screens approximately 7 million institutional-quality apartment homes across major U.S. markets to identify mispriced investment opportunities based on forward rent growth potential. When coupled with operating upside and CapEx profiles, this enables accretive capital recycling to enhance portfolio quality and shareholder returns.

Asset Recycling Flow

1) Fund
Proceeds from DPE runoff + asset dispositions create dry powder for reinvestment.

2) Recycle
Orion investment analytics, CapEx considerations, and an evaluation of operating upside inform what assets to sell (inferior growth potential) and buy (superior growth potential).

3) Improve
The result is a superior, higher-growth portfolio.

Asset Recycling Opportunity

- Recycling efficiency: Dispositions and DPE runoff provide proceeds for reinvestment.
- Sell assets with a less favorable rent growth outlook, a relatively higher CapEx profile, and fewer operating efficiencies.
- Reinvest capital into apartment communities that screen attractively through Orion, have advantaged operational efficiencies, and a more attractive CapEx profile. This creates a stronger wholly-owned portfolio that improves UDR's long-term growth outlook.

Orion Case Study: **Capital Allocation that Drives Enhanced Growth**

The UDR Approach

Three Key Criteria of Capital Allocation

1) Future relative rent growth potential over the next 6 years (i.e., Orion's signal)

2) Operating upside potential

3) Capital expenditure needs

Acquisition of The Enclave at Potomac Club

This 406-apartment home community in Northern Virginia was identified as a candidate for outsized revenue growth, with a low CapEx profile, and operating efficiencies with an adjacent UDR community.

Results since November 2025 acquisition include:

Rent Growth
In-line with underwriting, which assumed better growth than the Washington, DC Metro area

Occupancy
Above underwriting due to successful operating platform integration

Other Income and Controllable Expenses
Ahead of underwriting due to seamless systems implementation

Future Margin Expansion
Additional occupancy upside, further staffing efficiencies, in-unit ROI upgrades, enhanced unit-level pricing

Yield
Initially mid-5%; ahead of schedule towards achieving UDR Platform yield[1] of more than 6% by year 3

Conversely, the six assets UDR has sold YTD screen inferior to the remaining UDR portfolio on all three key criteria of rent growth, operating upside, and CapEx profile.

[1] UDR Platform yield incorporates expected operational upside from occupancy, enhanced unit-level pricing, operating efficiencies, and other margin expanding activities. UDR Platform yield does not assume market rent growth.

Exiting DPE

Why: UDR is running off its DPE balance over time and redeploying proceeds into investment opportunities where UDR has operational control and sees superior risk-adjusted returns. Compressed returns and increased competition make it challenging for Debt and Preferred Equity ("DPE") investments to compete with alternative capital uses on a risk-adjusted basis.



$383M
$250M to $300M
$0
In 2027, the expected DPE portfolio will consist of 100% stabilized communities with 75% current pay
2Q26
YE26
YE27
YE28
YE29
YE30
YE31

	What today's market requires	What UDR was willing to underwrite
Targeted Capital Stack	Debt Structure	Preferred Equity
Loan-to-Value	High 70% to low 80%	Low to mid 70%
Current Pay	25% Current pay	50%+ Current pay
Pricing	9% to 10%	10.5% to 12%

Impact: Every $100M not redeployed into DPE and instead invested in other opportunities results in approximately $0.01 per share of FFOA dilution.

Strong Balance Sheet[1] to **Provide Optionality and Manage Risk**

Investment Grade

Sector-low weighted average interest rate, robust liquidity of nearly $1 billion, and strong leverage metrics support growth opportunities and reduce risk.

BBB+
S&P Unsecured Rating

Baa1
Moody's Unsecured Rating

5.6x
Consolidated Net Debt-to-EBITDAre

5.0x
Consolidated Fixed Charge Coverage Ratio

3.4%
Sector-best weighted average interest rate

28%
Consolidated Debt-to-Enterprise Value

[1] Metrics are as of June 30, 2026, unless otherwise noted.
Source: Company and peer documents.

Demonstrated **Long-Term Outperformance** vs. Broader Market This Century

CAGR

10.9%
UDR

10.1%
NAREIT Equity Index

10.0%
NAREIT Equity Apartments Index

8.3%
S&P 500

Growth of $100 Invested (Jan 2000 – June 2026)[1]



UDR
$1,560
NAREIT Equity Index
$1,267
NAREIT Equity Apartments Index
$1,253
S&P 500
$830

(1) Data through June 30, 2026. Source: Nareit and S&P Capital IQ.

Track Record of Returning Capital Through **Consistent Dividend Growth**

216
Consecutive Dividends Paid

6%
Average Annual Dividend Increase Since 2010

~$9 Billion
Dividends Paid Over 50+ Years

Annual Dividends

$ per share



$0.72
$0.80
$0.88
$0.94
$1.04
$1.11
$1.18
$1.24
$1.29
$1.37
$1.44
$1.45
$1.52
$1.68
$1.70
$1.72
$1.74
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

How Rent Becomes **Monthly Dividends for Shareholders**

1st Residential REIT
to offer Monthly Dividends

A simple, predictable model designed to align cash distributions to shareholders with the timing of rental receipts:



A Thriving Community
Residents live in a place they're proud to call home. UDR's residents stay longer than the industry average.



Rent is Paid Each Month
UDR's residents value high-quality service and amenities.



UDR Manages & Operates
Rent supports day-to-day operations, property upkeep, and community services.



Net Cash Flow Remains
After expenses, cash is consistently available for distribution to shareholders.



Monthly Distributions
UDR pays monthly dividends to shareholders, providing more frequent returns.

Proven Track-Record
216 Consecutive Dividends Paid

~$9 Billion
Paid in Dividends to Shareholders over 50+ Years

142%
Cumulative Dividend Growth Since 2010

Durable Tailwinds Driving **Apartment REIT Outperformance**



Ongoing shortage of affordable single-family U.S. housing with elevated home prices and mortgage rates

---

Demographic and lifestyle shifts have resulted in an increased propensity to rent apartments

---

Forward apartment supply outlook is moderating, with a meaningful decline in new competitive stock in the years ahead

Fundamental Drivers Supporting
UDR Apartment Demand

Steady Rent-to-Income Ratio

Average UDR household income is 2.5x higher than the median income, supporting renter affordability.



Rent-to-Income Ratio
Long-Term Average
25%
24%
23%
22%
21%
20%
2019
2020
2021
2022
2023
2024
2025

Attractive Relative Affordability

Nearly 60% less expensive to rent than own across UDR markets.



% Less Expensive to Rent vs. Own (TTM)
Long-Term Average
-15%
-20%
-25%
-30%
-35%
-40%
-45%
-50%
-55%
-60%
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021
2023
2025

Metrics as of December 31, 2025, unless otherwise noted.
Source: Company documents, RealPage, U.S. Census Bureau.

Fundamental Drivers Supporting
UDR Apartment Demand

Robust Demand

Major life events that have historically preceded a home purchase are occurring at later ages, supporting apartment rental demand.



Early 1980's
22
23
Majority Rent
Majority Own
Today
28
30
Majority Rent
Majority Own
20
25
30
35
40
45
Age
Average age at birth of first child
Average age at first marriage

Declining Supply in UDR Markets

Multifamily completions (as a percentage of existing inventory) declined to historical average levels[1] in 2025 and are expected to trend lower in 2026 through 2028.



3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
Long-Term Average
2024
2025
2026e
2027e
2028e

(1) Historical Average is defined as the period from 2000 through 2019.
Metrics as of June 30, 2026, unless otherwise noted.
Source: Company documents, RealPage, U.S. Census Bureau.

Corporate Governance & Sustainability Leadership

Top Workplace
Named a 2025 and 2026 Top Workplace by USA Today and the 2024, 2025, and 2026 Top Workplaces winner in the Real Estate Industry

"Most Honored"
Earned Most Honored Company among large-cap REITs in the 2025 Extel All-America Executive survey(1)

Sector Leader
Recognized by GRESB as a Residential Multifamily Sector Leader twice since 2021

Responsibility
Consistently named one of America's Most Responsible Companies by Newsweek since 2022

Sustainable Development
Selected by USGBC as a LEED Homes Award recipient in the Outstanding Developer category

SDG Alignment
Aligned with 10 United Nations Sustainable Development Goals

Green Bonds
Two Green Bond issuances totaling $650 million of proceeds since 2019

Climate Tech Funds
Committed to invest $35M into strategic ESG and Climate Technology Funds

(1) This content was originally published by Extel Insights LLC on November 17, 2025, and is reproduced with their permission.
For additional details on UDR's sustainability goals and progress towards these goals, please refer to the Company's Corporate Responsibility website and its 7th annual Corporate Responsibility Report.
Source: Company documents.

Forward-Looking Statements

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, conflicts and wars, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found on UDR’s investor relations website at http://ir.udr.com/ under the Events & Presentations heading.

Investor Relations Contact:

Trent Trujillo

ttrujillo@udr.com

720.283.6135

Definitions and Reconciliations

September 2026



Definitions and Reconciliations

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities and the Company's proportionate share of recurring capital expenditures on unconsolidated partnerships and joint ventures, that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page 11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page 10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page 10 of this presentation.

Definitions and Reconciliations

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page 10 of this presentation.

Contractual Return Rate: The Company defines Contractual Return Rate as the rate of return or interest rate that the Company is entitled to receive on a preferred equity investment or loan, as specified in the applicable agreement.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Definitions and Reconciliations

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance with GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page 10 of this presentation.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth.

Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Definitions and Reconciliations

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs, software transition related costs, and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page 11 of this presentation.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page 11 of this presentation.

Definitions and Reconciliations

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	2Q 2026	YTD 2026
Income/(loss) from unconsolidated entities	$ 3,271	$ 22,967
Management fee	1,055	2,159
Interest expense	6,232	12,408
Depreciation	13,743	28,107
General and administrative	124	262
Preferred Equity Program (excludes loans)	(7,530)	(14,677)
Other (income)/expense	264	291
Realized and unrealized (gain)/loss on real estate technology investments, net of tax	864	(16,167)
Net (gain)/loss on consolidation	(275)	(275)
Total Joint Venture NOI at UDR's Ownership Interest	$ 17,748	$ 35,075

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Definitions and Reconciliations

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Net income/(loss) attributable to UDR, Inc.	$ 69,035	$ 189,831	$ 222,902	$ 40,409	$ 37,673
Property management	13,745	13,758	13,937	13,952	13,747
Other operating expenses	12,966	9,415	7,947	6,975	7,753
Real estate depreciation and amortization	160,120	161,268	163,610	165,926	163,191
Interest expense	47,640	48,576	49,684	50,569	48,665
Casualty-related charges/(recoveries), net	3,073	5,729	3,248	1,755	3,382
General and administrative	18,714	19,364	22,948	22,732	19,929
Tax provision/(benefit), net	429	455	37	382	258
(Income)/loss from unconsolidated entities	(3,271)	(19,696)	(4,934)	(14,011)	(3,629)
Interest income and other (income)/expense, net	(2,596)	(2,434)	(5,406)	(3,714)	(8,134)
Joint venture management and other fees	(2,466)	(2,528)	(4,281)	(2,570)	(2,398)
Other depreciation and amortization	3,451	3,335	4,451	7,009	7,387
(Gain)/loss on sale of real estate owned	(35,704)	(157,416)	(194,974)	-	-
Net income/(loss) attributable to noncontrolling interests	4,620	13,073	15,383	2,721	2,556
Total consolidated NOI	$ 289,756	$ 282,730	$ 294,552	$ 292,135	$ 290,380

Definitions and Reconciliations

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time. Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress. Based upon the level of material impact the redevelopment has on the community (operations, occupancy levels, and future rental rates), the community may or may not maintain Stabilization. As such, for each redevelopment, the Company assesses whether the community remains in Same-Store.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a straight-line basis, divided by the product of occupancy and the number of apartment homes. Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Definitions and Reconciliations

2026 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for the third quarter of 2026 and full-year 2026 to forecasted FFO and FFO as Adjusted per share and unit:

	3Q 2026		Full-Year 2026	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.13	$ 0.15	$ 1.03	$ 1.11
Conversion from GAAP share count	(0.01)	(0.01)	(0.09)	(0.09)
Net gain on the sale of depreciable real estate owned	-	-	(0.55)	(0.55)
Depreciation	0.50	0.50	2.00	2.00
Noncontrolling interests	0.01	0.01	0.07	0.07
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.63**	**$ 0.65**	**$ 2.47**	**$ 2.55**
Legal and other costs	-	-	0.04	0.04
Casualty-related charges/(recoveries)	-	-	0.02	0.02
Realized/unrealized (gain)/loss on real estate technology investments	-	-	(0.04)	(0.04)
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.63**	**$ 0.65**	**$ 2.49**	**$ 2.57**

Definitions and Reconciliations

Coverage Ratios		Quarter Ended June 30, 2026
Net income/(loss)	$	73,655
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		47,640
Real estate depreciation and amortization		160,120
Other depreciation and amortization		3,451
Tax provision/(benefit), net		429
Net (gain)/loss on the sale of depreciable real estate owned		(35,704)
Net (gain)/loss on consolidation		(275)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		17,089
EBITDAre	$	266,405
Casualty-related charges/(recoveries), net		3,073
Legal and other costs		8,418
Realized and unrealized (gain)/loss on real estate technology investments		413
Severance costs		532
(Income)/loss from unconsolidated entities		(3,271)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(17,089)
Management fee expense on unconsolidated joint ventures		(1,055)
Consolidated EBITDAre - adjusted for non-recurring items	$	257,426
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	1,029,704
Interest expense, including debt extinguishment and other associated costs		47,640
Capitalized interest expense		2,323
Total interest	$	49,963
Preferred dividends	$	1,225
Total debt	$	5,813,832
Cash		(1,193)
Net debt	$	5,812,639
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.2x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**5.0x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**5.6x**

Source: Company documents

Definitions and Reconciliations

In thousands, except per share and unit amounts	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net income/(loss) attributable to common stockholders	$ 67,810	$ 36,462	$ 256,421	$ 111,976
Real estate depreciation and amortization	160,120	163,191	321,388	324,585
Noncontrolling interests	4,620	2,556	17,693	7,907
Real estate depreciation and amortization on unconsolidated joint ventures	10,857	13,458	26,338	26,224
Net (gain)/loss on consolidation	(275)	(286)	(275)	(286)
Net (gain)/loss on the sale of depreciable real estate owned, net of tax	(35,674)	-	(193,090)	(47,939)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 207,458	$ 215,381	$ 428,475	$ 422,467
Distributions to preferred stockholders - Series E (Convertible) [(2)]	1,225	1,211	2,445	2,417
FFO attributable to common stockholders and unitholders, diluted	$ 208,683	$ 216,592	$ 430,920	$ 424,884
FFO per weighted average common share and unit, basic	$ 0.60	$ 0.61	$ 1.23	$ 1.19
FFO per weighted average common share and unit, diluted	$ 0.60	$ 0.61	$ 1.23	$ 1.19
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	345,147	353,617	347,566	353,572
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	348,292	357,370	350,652	357,402
Impact of adjustments to FFO:				
Legal and other costs	$ 8,418	$ 3,358	$ 13,601	$ 7,163
Realized and unrealized (gain)/loss on real estate technology investments, net of tax	1,277	220	(14,157)	431
Severance costs	532	1,024	532	1,523
Software transition related costs	-	2,967	-	5,934
Casualty-related charges/(recoveries)	3,073	3,382	8,802	6,679
Total impact of adjustments to FFO	$ 13,300	$ 10,951	$ 8,778	$ 21,730
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 221,983	$ 227,543	$ 439,698	$ 446,614
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.64	$ 0.64	$ 1.25	$ 1.25
Recurring capital expenditures, inclusive of unconsolidated joint ventures	(28,465)	(29,201)	(49,165)	(47,606)
AFFO attributable to common stockholders and unitholders, diluted	$ 193,518	$ 198,342	$ 390,533	$ 399,008
AFFO per weighted average common share and unit, diluted	$ 0.56	$ 0.56	$ 1.11	$ 1.12

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and six months ended June 30, 2026, and June 30, 2025. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents

Forward-Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "outlook," "guidance," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, conflicts and wars, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found on UDR's investor relations website at http://ir.udr.com/ under the Events & Presentations heading.

Investor Relations Contact:

Trent Trujillo

ttrujillo@udr.com

720.283.6135